Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS

RELEASE

Affinity Gaming, LLC Announces Proposed Offering of Senior Notes

LAS VEGAS, NV; April 26, 2012—Affinity Gaming, LLC announced today that it intends to offer, subject to market and customary conditions, $200.0 million in aggregate principal amount of senior notes due 2020 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The notes will be co-issued by Affinity Gaming and Affinity Gaming Finance Corp., a wholly-owned subsidiary of Affinity Gaming.  The notes will be senior unsecured obligations of the co-issuers and will be guaranteed by all of Affinity Gaming’s domestic subsidiaries that guarantee its new senior secured credit facility.

Affinity Gaming expects to use the net proceeds from the offering, together with proceeds from its new senior secured credit facility, to terminate and repay in full all outstanding indebtedness under its existing senior secured credit facility, including any prepayment premiums, to pay fees and expenses incurred in connection with the foregoing and for general corporate purposes, including strategic acquisitions.

The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.  The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities.  The offering of the notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.  The offering has not been approved by any gaming regulatory authority having jurisdiction over any of Affinity Gaming’s casino operations.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods.  These statements are based on management’s current expectations and assumptions about the industries in which Affinity Gaming operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the risks and uncertainties related to the capital markets generally and whether Affinity Gaming will offer the notes or consummate the offering, the anticipated terms of the notes, the anticipated use of proceeds and difficulties, delays or unexpected costs in entering into the new senior secured credit facilities, as well as those risk and uncertainties described in the Company’s most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”  The Annual Report on Form 10-K can be accessed through the “Corporate Information” section of the Company’s website at www.affinitygamingllc.com.  The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

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Contacts Affinity Gaming, LLC David D. Ross, (702) 889-7625 Chief Executive Officer or J. Christopher Krabiel, (702) 889-7654 Chief Financial Officer and Treasurer